ATWOOD MINERALS & MINING CORP.
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is entered into as of April __, 2010 (the “Effective Date”), by and between Atwood Minerals & Mining Corp., a Nevada corporation (the “Company”) and GJD Holdings, LLC, a Delaware limited liability company  (the “Stockholder”).

ARTICLE 1
ACQUISITION OF SHARES

Pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of the date hereof (the “UDM Purchase Agreement”), the Stockholder has agreed to exchange Four Thousand Thirty-Eight (4,038) limited liability company units in Universal Database of Music USA, LLC, a Nevada limited liability company (“UDM”) for Three Million Two Hundred Thirty Thousand Four Hundred (3,230,400) shares of common stock in the Company (the “UDM Shares”).  Additionally, pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of the date hereof, (the “Phreadz Purchase Agreement” and together with the UDM Purchase Agreement, the “Purchase Agreements”), the Stockholder has agreed to exchange Four Thousand Thirty-Eight (4,038) limited liability company units in Phreadz USA, LLC, a Nevada limited liability company (“Phreadz”) for Three Million Two Hundred Thirty Thousand Four Hundred (3,230,400) shares of common stock in the Company (the “Phreadz Shares” and together with the UDM Shares, the “Shares”).  The issuance of the Shares to Stockholder is subject to the Stockholder executing and delivering this Agreement.

ARTICLE 2
TRANSFERS; RIGHT OF REPURCHASE

2.1.         Transfer Restrictions.  In addition to (and without limitation to) any transfer or other restrictions applicable to the Shares pursuant to the Purchase Agreements or otherwise, Stockholder shall not, directly or indirectly, sell, convey, exchange, assign, pledge, encumber, gift, bequest, hypothecate or otherwise transfer or dispose of all or any portion of the Shares (including, but not limited to, any assignment of any beneficial, economic or other rights with respect thereto) (“Transfer”) without complying with the terms and conditions of this Agreement applicable thereto.  In addition, Stockholder agrees not to Transfer all or any portion of any Shares while such Shares are considered to be Restricted Shares (as defined below).

2.2.         Scope of Repurchase Right.  All Shares shall initially be Restricted Shares (as defined below) and shall be initially subject to a right (but not an obligation) of repurchase in favor of the Company (the “Right of Repurchase”) pursuant to the terms and conditions of this Agreement.  Except as otherwise set forth herein, the Stockholder shall not, directly or indirectly, via a sale or other Transfer of the Shares, any interest therein or otherwise, transfer, assign, encumber or otherwise dispose of any Shares during any period in which they are considered Restricted Shares and shall not transfer, assign, encumber or otherwise dispose of any Shares which are no longer considered Restricted Shares without complying with the terms and conditions of Article 3 hereof.  For purposes of this Agreement, the term “Restricted Shares” shall refer to Shares that are subject to the Right of Repurchase.

2.3.         Condition Precedent to Exercise of Right of Repurchase.  This Agreement is being entered into in connection with the employment by the Company of Georges Daou (“Daou”), the sole member of stockholder, as the Chairman of the Board of Directors and Chief Executive Officer.  The terms of Daou’s employment with the Company are set forth in that certain Employment Agreement, dated as of even date hereof, by and between Daou and the Company (as the same may be amended from time to time, the “Daou Employment Agreement”).  In connection therewith, the Right of Repurchase may be exercised with respect to the Restricted Shares following either (a) a termination by Daou of the Daou Employment Agreement; or (b) a termination of the Daou Employment Agreement for Cause (as such term is defined in the Daou Employment Agreement) (the “Termination Event”).  Following the occurrence of the Termination Event, the Company may exercise the Right of Repurchase with respect to any or all of the Shares that are Restricted Shares at the time of such Termination Event for a period of ninety (90) days after the date of such Termination Event (the “Repurchase Period”).

2.4.         Release of Restricted Shares from the Right of Repurchase.  The Right of Repurchase will lapse as to the Restricted Shares (in which case such Restricted Shares shall cease to be considered Restricted Shares) in accordance with the vesting schedule set forth on Exhibit A, attached hereto, in each case provided there is no intervening Termination Event.

Except as otherwise set forth in this Agreement, the Company’s Right of Repurchase shall lapse and any remaining Restricted Shares shall immediately be released from the Right of Repurchase, upon the occurrence of a Change of Control transaction (as defined below), provided that no Termination Event has occurred prior to the consummation of the Change in Control.  For purposes of this Agreement, “Change of Control” shall mean, after the date hereof, (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own, immediately after such merger, consolidation or other reorganization, fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; (ii) a stockholder approved sale, transfer or other disposition of all or substantially all of the assets of the Company; or (iii) a transaction where the holders of fifty percent (50%) or more of the capital stock of the Company, on a fully-diluted basis, sell, transfer or otherwise dispose of the shares of the capital stock of the Company held by them, in both form and substance, to a third party.

2.5.         Exercise of Repurchase Right.  The Right of Repurchase shall be exercisable only by written notice delivered to the Stockholder prior to the expiration of the Repurchase Period specified in Subsection 2.3 above (the “Repurchase Notice”).  The Repurchase Notice shall set forth the date on which the repurchase is to be effected (the “Closing Date”).  The Closing Date shall not be more than thirty (30) calendar days after the date of the Repurchase Notice.  The Company shall pay to the Stockholder on the Closing Date the purchase price determined according to Subsection 2.6 below by delivering a cashiers check in the amount thereof.  The Right of Repurchase shall terminate with respect to any Shares for which it has not been timely exercised pursuant to this Subsection 2.5.

2.6.         Repurchase Price.  If the Company exercises the Right of Repurchase with respect to any of the Restricted Shares, it shall pay the Stockholder an amount equal to $0.001 per Restricted Share repurchased by the Company.

2.7.         Termination for Cause.  Notwithstanding anything contained in this Agreement to the contrary, following any Termination Event which occurs following an act or omission by Daou which constitutes Cause, all of the Shares which are then Restricted Shares, shall, on and as of the date of such Termination Event, immediately, and without the need for any further action of any of the parties hereto, be forfeited to the Company and such Shares which are forfeited shall be of no further force or effect and Stockholder shall no longer have any rights, privileges or preferences (economic or otherwise) with respect to such forfeited Shares.

2.8.         Adjustment of Shares or Substituted Securities.  In the event of the declaration of stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that by reason of such transaction are distributed with respect to any Shares or into which such Shares thereby become convertible shall immediately be subject to the Right of Repurchase.  Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Shares.  After each such transaction, appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company’s outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Shares shall remain the same.

2.9.         Termination of Rights as Stockholder.  If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section 2, then after such time the person or entity from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof.

ARTICLE 3
STOCKHOLDER REPRESENTATIONS AND RESTRICTIONS ON TRANSFER

3.1.         Stockholder Representations.  In connection with the issuance and purchase of the Shares under this Agreement, the Stockholder hereby represents and warrants to the Company as follows:

(a)           The Stockholder is acquiring and will hold the Shares for investment for the Stockholder’s account only and not with a view to, or for resale in connection with, any “distribution” thereof with the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           The Stockholder has been furnished with, and has had access to, such information as the Stockholder considers necessary or appropriate for deciding whether to invest in the Shares, and the Stockholder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares.

(c)           The Stockholder is aware that the Stockholder’s investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss.  The Stockholder is able, without impairing the Stockholder’s financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of an investment in the Shares.

(d)           The Stockholder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

3.2.         Securities Law Restrictions.  Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

3.3.         Rights of the Company.  The Company shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Agreement.

ARTICLE 4
ESCROW OF COMMON STOCK

4.1.         Escrow of Restricted Shares. As security for Stockholder’s faithful performance of the terms of this Agreement and to insure the availability for delivery of Stockholder’s Restricted Shares upon exercise of the Right of Repurchase herein provided for, Stockholder agrees to deliver to and deposit with the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent in this transaction, one (1) stock assignment in the form attached hereto as Exhibit B duly endorsed (with date and number of shares blank), together with a certificate or certificates evidencing all of the Restricted Shares.

4.2.         Shares Released from the Right of Repurchase.  At such time as (a) all Shares are released from the Right of Repurchase, or (b) the Company fails to timely exercise its Right of Repurchase with respect to any of the Shares, a certificate in an amount of the Shares released shall be issued and delivered by the Company to Stockholder within fifteen (15) days after the release of such Shares.  Notwithstanding the foregoing, in the event the Company elects to exercise its Right of Repurchase with respect to any of the Shares, a certificate in an amount of those Shares not repurchased by the Company in connection with the exercise of the Right of Repurchase shall be issued and delivered by the Company to Stockholder within fifteen (15) days after such exercise of the Right of Repurchase.

ARTICLE 5
LEGENDS

5.1.         Legends.  All certificates evidencing Shares shall bear legends including, without limitation, the following:

“THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT, DATED AS OF APRIL __, 2010 AMONG ATWOOD MINERALS & MINING CORP. AND JORDAN GREENHALL,.  COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUCH CORPORATION.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

ARTICLE 6
MISCELLANEOUS

6.1.         Notices.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  Notice shall be addressed to the Company at its principal executive office and to the Stockholder at the address that it most recently provided to the Company.

6.2.         Not an Employment Contract.  This Agreement shall not be deemed to be an agreement to employ Daou for a specific term or to limit in any way the right of the Company to terminate Daou’s employment pursuant to the terms of the Employment Agreement.

6.3.         Entire Agreement.  This Agreement and the Purchase Agreements constitute the entire contract between the parties hereto with regard to the subject matter hereof.  It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) relating to the subject matter hereof.

6.4.         Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and to be performed entirely within such State. Except for actions seeking injunctive relief (which may be brought in any appropriate jurisdiction) suit under this Agreement shall only be brought in a court of competent jurisdiction in the County of San Diego, State of California.  This choice of venue is intended by the parties to be mandatory and not permissive in nature, and to preclude the possibility of litigation between the parties with respect to, or arising out of, this Agreement in any jurisdiction other than that specified in this Section.  Each party waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section.

6.5.         Successors and Assigns.  Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Stockholder and the Stockholder’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.  This Agreement may be assigned by the Company.

6.6.         Attorneys’ Fees. In any dispute arising out of or related to the subject matter of this Agreement, whether or not resulting in litigation, the prevailing party shall be entitled to recover from the other party all reasonable costs, including, without limitation, reasonable attorneys’ fees.

6.7.         Further Assurances.  The Stockholder and the Company agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

6.8.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.  This Agreement may be executed via facsimile or pdf with the same validity as if it were an ink-signed document.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first indicated above.

“Company	ATWOOD MINERALS & MINING CORP.,
a Nevada corporation

By:
Name:
Its:

“Stockholder”	GJD HOLDINGS LLC

By:
Georges J. Daou, Manager

[Signature page to Restricted Stock Agreement]

EXHIBIT A
VESTING SCHEDULE

Restricted Units to be Released from Right of Repurchase	Release Date

3,230,400	October [__], 2010

3,230,400	April [__], 2011

Exhibit A - Page 1

EXHIBIT B
STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Atwood Minerals & Mining Corp. (the “Company”) Six Million Four Hundred Sixty Thousand Eight Hundred (6,460,800) shares of the Common Stock of the Company, standing in the undersigned's name on the books of the Company represented by Certificate No.  delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned's attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.

Dated: April __, 2010

GJD HOLDINGS, LLC

Georges J. Daou, Manager

Exhibit B - Page 1